As filed with the Securities and Exchange Commission on March 11, 2010.
Registration No. 333-134216

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POSTROCK ENERGY SERVICES CORPORATION
(formerly named Quest Resource Corporation)
(Exact name of registrant as specified in its charter)

Nevada	90-0196936
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(405) 600-7704
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David C. Lawler
President and Chief Executive Officer
PostRock Energy Services Corporation
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Laura Lanza Tyson
Tull R. Florey
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
TABLE OF CO-REGISTRANTS FOR REGISTRATION NO. 333-134216

	State or Other	I.R.S. Employer
Exact Name of Subsidiary Guarantor	Jurisdiction of	Identification
Registrant as Specified in its Charter	Organization	Number
Quest Cherokee, LLC	Delaware	20-0470965
Bluestem Pipeline, LLC	Delaware	20-0481979
Quest Cherokee Oilfield Service, LLC	Delaware	80-0123861
Quest Energy Service, LLC (successor to Quest Energy Service, Inc.)	Kansas	20-8055399
Quest Oil & Gas, LLC (successor to Quest Oil & Gas Corporation)	Kansas	20-8055488

SIGNATURES

TERMINATION OF OFFERING
     This Post-Effective Amendment relates to the Registration Statement on Form S-3 (No. 333-134216) (the “Registration Statement”) filed by PostRock Energy Services Corporation (formerly named Quest Resource Corporation) (“QRCP”). The Registration Statement registered the offering of up to $100,000,000 aggregated amount of QRCP’s common stock, preferred stock, senior debt securities, subordinated debt securities, and warrants, together with the guarantees of the senior debt securities by certain subsidiary guarantors of QRCP. Pursuant to a prospectus supplement dated July 1, 2008 to the prospectus included in the Registration Statement, QRCP offered the full amount of such securities in the form of QRCP common stock;
     On March 5, 2010, pursuant to that certain Agreement and Plan of Merger, dated as of July 2, 2009 and amended on October 2, 2009, by and among PostRock Energy Corporation (“PostRock”), QRCP, Quest Midstream Partners, L.P., Quest Energy Partners, L.P., Quest Midstream GP, LLC, Quest Energy GP, LLC, Quest Resource Acquisition Corp. (“QRCP Merger Sub”), Quest Energy Acquisition, LLC, Quest Midstream Holdings Corp. and Quest Midstream Acquisition, LLC, QRCP Merger Sub merged with and into QRCP, with QRCP surviving (the “QRCP Merger”). Pursuant to the QRCP Merger, each share of QRCP common stock was converted into the right to receive .0575 shares of PostRock common stock, ceased to be issued, was delisted from The Nasdaq Global Market and will be deregistered under the Securities Exchange Act of 1934, as amended.
     Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering, each of the registrants in existence as of the date hereof is filing this Post-Effective Amendment to the Registration Statement solely to deregister any and all securities previously registered under the Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 11, 2010.

POSTROCK ENERGY SERVICES CORPORATION
By:	/s/ David C. Lawler
	Name:	David C. Lawler
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Lawler	President, Chief Executive Officer and Director	March 11, 2010
David C. Lawler	(Principal Executive Officer)

/s/ Eddie M. LeBlanc, III	Chief Financial Officer and Director	March 11, 2010
Eddie M. LeBlanc, III	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 11, 2010.

QUEST CHEROKEE, LLC
By:	/s/ David C. Lawler
	Name:	David C. Lawler
	Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 11, 2010.

BLUESTEM PIPELINE, LLC
By:	PostRock Midstream, LLC, its sole member

By:	PostRock Energy Services Corporation, its sole member

By:	/s/ David C. Lawler
	Name:	David C. Lawler
	Title:	President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 11, 2010.

QUEST CHEROKEE OILFIELD SERVICE, LLC
By:	Quest Cherokee, LLC, its sole member

By:	/s/ David C. Lawler
	Name:	David C. Lawler
	Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 11, 2010.

QUEST ENERGY SERVICE, LLC
By:	/s/ David C. Lawler
	Name:	David C. Lawler
	Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 11, 2010.

QUEST OIL & GAS, LLC
By:	/s/ David C. Lawler
	Name:	David C. Lawler
	Title:	President